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                                                             Exhibit 15


May 15, 1996



The Shareholders and Board of Directors
American Express Company

We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 2-46918, No. 2-59230, No. 2-64285, No. 2-73954, No. 2-89680,
No. 33-01771, No. 33-02980, No. 33-28721, No. 33-33552, No. 33-36422, No.
33-38777, No. 33-48629, No. 33-62124, No. 33-65008 and No. 33-53801; Form S-3
No. 2-89469, No. 33-17706, No. 33-43268, No. 33-66654 and No. 33-50997) of
American Express Company of our report dated May 13, 1996 relating to the unaudited consolidated interim financial statements of American Express Company which are included in its Form 10-Q for the three-month period ended March 31, 1996.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                     /s/Ernst & Young LLP

New York, New York


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